Exhibit 99.1


                                  MEASUREMENT
                                  SPECIALTIES

Contact:  Frank Guidone, CEO
          (973) 808-3020

          Boutcher & Boutcher Investor Relations
          Aimee Boutcher
          (973) 239-2878
                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

MEASUREMENT SPECIALTIES ANNOUNCES SETTLEMENT OF SEC INVESTIGATION AND SCHEDULES
                                EARNINGS RELEASE

Fairfield, NJ, May 21, 2004 - Measurement Specialties, Inc. (AMEX: MSS), a designer and manufacturer of sensors and sensor-based consumer products, today announced it has reached an agreement in principle with the Securities and Exchange Commission, which would resolve the Commission's investigation of the Company. Pursuant to the agreement, the Company will pay $1.00 in disgorgement and $1,000,000 in civil penalties. The Agreement is subject to final court approval.

Frank Guidone, Measurement Specialties CEO commented, "I am satisfied with the terms of the settlement, and am relieved to have this behind us."

The Company also announced today that it will report earnings for the fourth fiscal quarter and year end on Wednesday, May 26, 2004. Earnings will be released after 4:00 PM EST.

A conference call reviewing fourth quarter and year-end results will be held on Thursday, May 27, 2004 beginning at 10:00 AM EST. To participate, please dial 888 428-4479 prior to the start time. International callers should dial 651 291-0900. A recording of the call will be available for 90 days by dialing 800 475-6701 and entering access code 732167. The call will be simultaneously broadcast over the Internet and available for 90 days thereafter at www.vcall.com.
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     Measurement Specialties is a designer and manufacturer of sensors, and sensor-based consumer products. Measurement Specialties produces a wide variety of sensors that use advanced technologies to measure precise ranges of physical characteristics, including pressure, motion, force, displacement, angle, flow, and distance. Measurement Specialties uses multiple advanced technologies, including piezoresistive, application specific integrated circuits (ASICs), micro-electromechanical systems (MEMS), piezopolymers, and strain gages to allow their sensors to operate precisely and cost effectively.

     This release includes forward looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including but not limited to, statements regarding non-recurring expenses, and resolution of pending litigation. Forward looking statements may be identified by such words or phases "should", "intends", " is subject to", "expects", "will", "continue", "anticipate", "estimated", "projected", "may", "we believe", "future prospects", or similar expressions. The forward-looking statements above involve a number of risks and uncertainties. Factors that might cause actual results to differ include, but are not limited to, success of any reorganization; ability to raise additional funds; the outcome of the class action lawsuits filed against the Company; the outcome of the current SEC investigation of the Company; conditions in the general economy and in the markets served by the Company; competitive factors, such as price pressures and the potential emergence of rival technologies; interruptions of suppliers' operations affecting availability of component materials at reasonable prices; timely development and market acceptance, and warranty performance of new products; success in integrating prior acquisitions; changes in product mix, costs and yields, fluctuations in foreign currency exchange rates; uncertainties related to doing business in Hong Kong and China; and the risk factors listed from time to time in the Company's SEC reports. The Company from time-to-time considers acquiring or disposing of business or product lines. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term. Actual results may differ materially. The Company assumes no obligation to update the information in this issue.


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